THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

BUZZ KILL, INC.

10% Senior Note Due ___, 2012

Original Issue Date: ___, 2010 Original Principal Amount:  US$_______

FOR VALUE RECEIVED, Buzz Kill, Inc. a New York corporation (the “Company”), hereby promises to pay to ______________________ or registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof, by redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof), and to pay interest at the rate of 10% per annum  (“Interest”) from the date set out above as the Original Issue Date (the “Issuance Date”) and until repayment in full of the Principal and all accrued and unpaid Interest pursuant to this Note.

Section 1.01                      Payment of Principal and Interest; Maturity.  Payment in full of the Principal and Interest is due no later than ___, 2012 (the “Maturity Date”); provided, however, that, with the advance written consent of Structural Equities Pension and Profit Sharing Plan, a party to the Company’s ___, 2010 subordination agreement (the “Subordination Agreement”) with the other creditors of the Company listed therein and the Company’s sole shareholder, Eastern Resources, Inc., a Delaware corporation (a copy of which is attached hereto), the parties hereto may agree to extend the term of this Note beyond the Maturity Date.  Interest shall accrue on the unpaid Principal at the rate of 10% per annum (compounded monthly) commencing on the Issuance Date and until repayment in full of the Principal and all accrued and unpaid Interest pursuant to this Note.  Payment shall be made in lawful money of the United States of America and in immediately available funds.

Section 1.02                      Absolute Obligation.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal and Interest on this Note at the time, place, and rate, and in the coin or currency herein prescribed. This Note is a direct debt obligation of the Company.

Section 1.03                      Subordination Agreement.  Pursuant to the Subordination Agreement, the payment of any and all of the Company’s obligations (the “Pre-Existing Debts”) to ____________________________________________________________ (the “Subordinated Lenders”) that are the subject of the Subordination Agreement is expressly subordinated to the Company’s obligations to the Holder pursuant to this Note, to the extent and in the manner set forth in the Subordination Agreement and notwithstanding anything to the contrary in any agreement between the Company and any of the Subordinated Lenders, without regard to the date any loan or extension of credit is made to the Company pursuant to any such agreement.

Section 1.04                      First Priority Right of Payment.  Upon receipt by the Company of any income from its operations or from the sale or other transfer of any or all of its assets, including, without limitation, any income derived directly or indirectly from its rights to exploit the literary work known as Buzz Kill, the Holder hereof shall have a first priority right to receive amounts outstanding pursuant to this Note, whether Principal or Interest.

Section 1.05                      Rank.  All payments due under this Note shall rank senior to all other Indebtedness (as defined below) of the Company.  From and after the date of this Note and so long as any part of the Principal or Interest pursuant to this Note is outstanding, the Company shall not, directly or indirectly, (a) incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Pre-Existing Debts, (ii) the Indebtedness evidenced by this Note, and (iii) Permitted Indebtedness (as defined below), (b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company, other than Permitted Indebtedness, or (c) redeem, defease, repurchase, repay or make any payments (by the payment of cash or cash equivalents or by set-off) in respect of all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on such Permitted Indebtedness, if, at the time such payment is due or is otherwise made or after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default (as defined in Section 1.06 below) has occurred and is continuing.

As used herein, the capitalized term “Indebtedness” means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company, even though the Company has not assumed or become liable for the payment of such indebtedness, (viii) all obligations issued, undertaken or assumed as part of any financing facility with respect to accounts receivables of the Company, including, without limitation, any factoring arrangement of such accounts receivables, and (ix) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

As used herein, the capitalized term “Permitted Indebtedness” means, without duplication (A) the Company’s debts to the Subordinated Lenders, (B) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing (which approval shall not be unreasonably delayed), and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later, and (2) total interest and fees at a rate in excess of the rate of Interest hereunder, (C) Indebtedness to trade creditors incurred in the ordinary course of business, and (D) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company, provided that no such Indebtedness in clauses (A), (B), (C) or (D) shall include Indebtedness that is convertible into shares of the Company’s capital stock or into securities ultimately convertible into shares of the Company’s capital stock.

Section 1.06                      Event of Default.  Failure by the Company to make payment pursuant to Section 1 hereof shall constitute an event of default (“Event of Default”).  Other events that shall also constitute an Event of Default by the Company include (i) a general assignment for the benefit of the Company’s creditors, (ii) an application for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for the Company or any of its assets and properties; (iii) commencement of a voluntary case for relief as a debtor under the United States Bankruptcy Code, (iv) filing with or otherwise submitting to any governmental authority any petition, answer or other document seeking: (a) reorganization, (b) an arrangement with creditors, or (c) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation, (v) filing or otherwise submitting any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against the Company in any proceeding under any such applicable law, or (vi) being adjudicated a bankrupt or insolvent by a court of competent jurisdiction.

If any Event of Default occurs (A) the full principal amount of this Note, together with accrued and unpaid interest and other amounts owing in respect thereof, to the date of such Event of Default, shall become, at the Holder’s election, immediately due and payable in cash., and (B) the Holder shall be entitled to all legal remedies available to it to pursue collections, and the Company shall bear all reasonable costs of collection, including, but not limited to, necessary attorneys’ fees.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

Section 1.07                      No Waiver.  No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusively of any rights or remedies provided by applicable law.  No course of dealing between the Company and the Holder shall operate as a waiver of any rights by the Holder.

Section 1.08                      Notices.  Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:	Buzz Kill, Inc.
166 East 34th Street, Suite 18K
New York, New York 10016
Thomas H. Hanna, Jr.
Telephone: 917.687.6623
Facsimile: 646.429.9241

If to the Holder:

Section 1.09                      Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transaction contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 1.10                      Severability.  The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 1.11                      Entire Agreement and Amendments.  This Note and the Subordination Agreement represent the entire agreement between the parties hereto with respect to the subject matter hereof. This Note may be amended only by an instrument in writing executed by the parties hereto, subject to the prior written consent of Structural Equities Pension and Profit Sharing Plan.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this 10% Senior Note as of the date first written above.

Buzz Kill, Inc.

By:
Name: Thomas H. Hanna, Jr.
Title: Chief Executive Officer